SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material Pursuant to § 240.14a-12

REPROS THERAPEUTICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Repros Therapeutics Inc.
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380

April 27, 2012

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2012 annual meeting of stockholders to be held on June 13, 2012, at 9:00 a.m., Central Daylight Time, at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380. A notice of the annual meeting, proxy statement and form of proxy are enclosed with this letter.

We encourage you to read the notice of the annual meeting and proxy statement so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope. We urge you to vote regardless of whether you expect to attend the annual meeting so that we may ensure that a quorum is present.

We look forward to seeing you on June 13, 2012.

Sincerely,

/s/ Joseph S. Podolski

Joseph S. Podolski
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
TO BE HELD JUNE 13, 2012

To our stockholders:

The annual meeting of stockholders of Repros Therapeutics Inc. will be held on June 13, 2012, at 9:00 a.m., Central Daylight Time, at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, for the following purposes:

1.	To elect a board of six directors, each to serve until our next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

2.	To ratify and approve the appointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm for our fiscal year ending December 31, 2012; and

3.	To act on such other business as may properly come before the annual meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 16, 2012 will be entitled to notice of and to vote at the annual meeting.

It is important that your shares be represented at the annual meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the annual meeting, and wish to do so, you may revoke the proxy and vote in person. In order to be able to have your vote counted at the annual meeting, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the account holder that you are the beneficial owner of the shares you are voting.

By Order of the Board of Directors,

/s/ Katherine A. Anderson

Katherine A. Anderson
Secretary

The Woodlands, Texas
April 27, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 13, 2012

This Proxy Statement, Form of Proxy and the Repros Therapeutics Inc. Annual Report

On Form 10-K for the Fiscal Year Ended December 31, 2011 Are Available At:

www.reprosrx.net/ProxyDocuments

Repros Therapeutics Inc.
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380

 PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 13, 2012

SOLICITATION AND REVOCABILITY OF PROXIES

Our board of directors is soliciting your proxy to be voted at our annual meeting of stockholders to be held on Wednesday, June 13, 2012, at 9:00 a.m., Central Daylight Time, at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, for the purposes set forth in the accompanying notice of annual meeting of stockholders, and at any adjournment(s) of the annual meeting. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the annual meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this proxy statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting. Our board of directors is not currently aware of any such other matters.

Each of our stockholders has the unconditional right to revoke his or her proxy at any time prior to its exercise, either in person at the annual meeting or by written notice to our Secretary at Repros Therapeutics Inc., 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380. No revocation by written notice will be effective unless such notice has been received by our Secretary prior to the day of the annual meeting or by the inspector of election at the annual meeting. If you are present at the annual meeting, in order to be able to have your vote counted at the annual meeting and thus, to revoke your prior valid vote, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the holder of record that you are the beneficial owner of the shares you are voting.

Our principal executive offices are located at 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380. This proxy statement and the accompanying notice of annual meeting of stockholders and proxy are being mailed to our stockholders on or about April 27, 2012.

We have retained Morrow & Co., LLC, a proxy solicitor, to solicit proxies by mail, in person or by telephone, at an estimated cost of $3,500 plus reimbursement of reasonable out of pocket expenses. In addition to the solicitation of proxies by use of this proxy statement, our directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or the internet. Our officers and employees will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

We will bear all costs of preparing, printing, assembling and mailing the notice of annual meeting of stockholders, this proxy statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

PURPOSES OF THE MEETING

At the annual meeting, our stockholders will be asked to consider and act on the following matters:

1.	Electing a board of six directors, each to serve until our next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

2.	Ratifying and approving the appointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm for our fiscal year ending December 31, 2012; and

3.	Acting on such other business as may properly come before the annual meeting or any adjournments thereof.

QUORUM AND VOTING

The close of business on April 16, 2012 has been fixed as the record date for the determination of stockholders entitled to vote at the annual meeting and any adjournment(s) thereof. As of the record date, we had 14,821,981 shares of common stock issued and outstanding.

Each stockholder of record of common stock will be entitled to one vote per share on each matter that is called to vote at the annual meeting. Shares of common stock may not be voted cumulatively.

The presence, either in person or by proxy, of holders of shares representing a majority of the common stock entitled to be cast at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur when a broker or other nominee does not have discretionary authority to vote the shares with respect to a particular matter and has not received voting instructions from the beneficial owner with respect to that matter. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the annual meeting, the six persons receiving the greatest number of votes cast at the annual meeting will be elected to serve as directors. Thus, abstentions and broker non-votes will not affect the outcome of the election of directors.

All other matters to be voted on will be decided by the vote of the holders of shares representing a majority of the votes present or represented at the annual meeting and entitled to vote on such matter. Shares represented at the meeting but that abstain with respect to these proposals will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such abstentions will have the same effect as a vote against the ratification of the reappointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm. Broker non-votes will not be treated as shares represented at the meeting and entitled to vote for purposes of these proposals, and therefore will have no effect.

All proxies that are properly completed, signed and returned prior to the annual meeting will be voted. Any proxy given by a stockholder may be revoked at any time before it is exercised by the stockholder by (i) filing with our Secretary an instrument revoking it, (ii) executing and returning a proxy bearing a later date or (iii) attending the annual meeting and expressing a desire to vote his or her shares of common stock in person. If you wish to vote in person at the meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the meeting. Votes will be counted by Computershare Trust Company, N.A., our transfer agent and registrar.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of our common stock as of March 31, 2012 by:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table under the heading "Executive Compensation;" and

•	all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percentage of Class(2)

Katherine A. Anderson, C.P.A	55,378(3)	*
Daniel F. Cain	70,087(4)	*
Jean L. Fourcroy, M.D., Ph.D., M.P.H	69,737(4)	*
Nola E. Masterson	72,837(5)	*
Joseph S. Podolski	464,861(6)	3.1%
Jaye Thompson, Ph.D	54,167(7)	*
Ronald Wiehle, Ph.D	110,108(8)	*
Michael G. Wyllie, Ph.D., DSC	6,666(9)	*

All directors and executive officers as a group (8 persons)	903,841 (3)-(9)	5.8%

QVT Financial LP 1177 Avenue of the Americas, 9th Floor New York, New York 10036	1,524,913(10)	10.3%

Perceptive Advisors LLC 499 Park Avenue, 25th Floor New York, New York 10022	2,308,060(11)	15.6%

Quogue Capital LLC 1285 Avenue of the Americas, 35th Floor New York, New York 10019	1,166,180(12)	7.9%

Steven M. Oliveira 18 Fieldstone Court New York, New York 10956	1,315,672(13)	8.9%

__________________

*	Does not exceed 1%.

(1)	Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by such persons.

(2)	In accordance with SEC rules, each beneficial owner’s percentage ownership assumes the exercise of all options held by such person that are exercisable within 60 days after March 31, 2012.

(3)	Includes 55,003 shares of common stock issuable upon exercise of options.
(4)	Includes 69,587 shares of common stock issuable upon exercise of options.

(5)	Includes (i) 70,087 shares of common stock issuable upon exercise of options and (ii) 2,750 shares of common stock held by Science Futures LLC. As managing director of Science Futures LLC, Ms. Masterson may be deemed to beneficially own such shares.

(6)	Includes (i) 750 shares of common stock which are held by certain of Mr. Podolski’s family members and (ii) 408,916 shares of common stock issuable upon exercise of options. Mr. Podolski disclaims beneficial ownership of the shares owned by his family members.

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(7)	Includes 54,167 shares of common stock issuable upon exercise of options.

(8)	Includes 104,604 shares of common stock issuable upon exercise of options.

(9)	Includes 6,666 shares of common stock issuable upon exercise of options.

(10)	Based on a Schedule 13G dated March 12, 2012 filed with the SEC, QVT Financial LP (“QVT Financial”) has shared voting power and shared dispositive power over 1,524,913 shares. QVT Financial is the investment manager for QVT Fund IV LP (“Fund IV”), which beneficially owns 137,695 shares of common stock, for QVT Fund V LP (“Fund V”), which beneficially owns 1,245,717 shares of common stock and for Quintessence Fund L.P. (“Quintessence”), which beneficially owns 141,501 shares of common stock. QVT Financial has the power to direct the vote and disposition of the common stock held by Fund IV, Fund V and Quintessence. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 1,524,913 shares of common stock, consisting of the shares owned by Fund IV, Fund V and Quintessence. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of common stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of Fund IV, Fund V and Quintessence, may be deemed to beneficially own the aggregate number of shares of common stock owned by Fund IV, Fund V and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 1,524,913 shares of common stock.

(11)	Based on a Form 4 dated August 23, 2011 filed with the SEC, Perceptive Advisor LLC has shared voting power and shared dispositive power over 2,308,060 shares. Joseph Edelman is the managing member of Perceptive Advisors LLC and so may be deemed to beneficially own such shares of common stock.

(12)	Based on a Schedule 13G/A dated February 11, 2011 filed with the SEC, Quogue Capital LLC has shared voting power and shared dispositive power over 1,166,180 shares. Wayne P. Rothbaum is the managing member of Quogue Capital LLC and so may be deemed to beneficially own such shares of common stock. Mr. Rothbaum disclaims such beneficial ownership.

(13)	Based on a Schedule 13G/A dated April 26, 2011 filed with the SEC, Steven M. Oliveira may be deemed to be the beneficial owner of 465,672 shares owned by Chardan SPAC Asset Management, LLC and 850,000 shares owned by PFSI Steven Oliveira Roth IRA, as he may direct the vote and disposition of those shares. However, Mr. Oliveira has expressly disclaimed beneficial ownership of all shares owned by Chardan SPAC Asset Management, LLC and PFSI Steven Oliveira Roth IRA.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2011, regarding compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in the first column)
Equity compensation plans approved by shareholders(1)	894,175	$8.27	616,863(2)

Equity compensation plans not approved by shareholders	--	--	--
Total	894,175	$8.27	616,863

___________________

(1)	Consists of shares of common stock reserved for issuance under our 2011 Equity Incentive Plan and any of our former equity incentive plans: our 2000 Non-Employee Directors' Stock Option Plan, our 2004 Stock Option Plan, our Amended and Restated 1993 Employee and Consultant Stock Option Plan and our 1994 Employee and Consultant Stock Option Plan.

(2)	Consists of 616,863 shares remaining available for issuance under our 2011 Equity Incentive Plan.

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PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS

Our board of directors has nominated and urges you to vote for the election of Joseph S. Podolski, our President and Chief Executive Officer, Daniel F. Cain, Jean L. Fourcroy, M.D., Ph.D., M.P.H., Nola E. Masterson, Jaye Thompson, Ph.D., and Michael G. Wyllie, Ph.D., DSC, all of whom have been nominated to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified. The chart and paragraphs below provide information regarding each nominee, including the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company in 2012. Proxies solicited hereby will be voted for all nominees unless stockholders specify otherwise in their proxies.

If, at the time of or prior to the annual meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the board of directors. The board of directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees for Election as Directors

The names of the nominees for election as directors, and certain additional information with respect to each of them, are set forth below.

Name	Age	Position with Us	Year First Became Director

Joseph S. Podolski	64	President, Chief Executive Officer and Director	1992

Daniel F. Cain	66	Director	2004

Jean L. Fourcroy, M.D., Ph.D., M.P.H	81	Director	2004

Nola E. Masterson	65	Director and Chair of the Board	2004

Jaye Thompson, Ph.D	46	Director	2009

Michael G. Wyllie, Ph.D., DSC	61	Director	2011

Joseph S. Podolski. Mr. Podolski has served as Chief Executive Officer and as a director since 1992. He joined us in 1989 as Vice President of Operations. Previously, Mr. Podolski spent twelve years in various engineering, product development and manufacturing positions at G.D. Searle, a subsidiary of Monsanto Company. Before joining Monsanto, Mr. Podolski held positions in manufacturing, engineering, quality control and development of fine chemicals, antibiotics, pharmaceuticals and hospital products with Abbott Laboratories, Dearborn Chemical Company and Baxter Pharmaceuticals. Mr. Podolski holds a B.S. degree in chemistry and a M.S. degree in chemical engineering from the Illinois Institute of Technology.

Daniel F. Cain. Mr. Cain was elected a director in 2004 and was chair of the board of directors from 2005 to 2008. Since October 1994, Mr. Cain has provided consulting services for small businesses. Since May 2000, he has also served as acting chief executive officer of Wireless Medical, Inc., a Colorado-based medical device company. From 1969 to 1994, Mr. Cain held various positions with Miles Laboratories, Inc., Hexcel Corporation, Scripps-Miles, Inc., Synbiotics Corporation and Heska Corporation. Mr. Cain has 38 years of broad business experience including 28 years with medical companies. Sixteen of these years were with three different biotech startup companies, one of which he co-founded. Mr. Cain has held a wide variety of executive level management positions including chief executive officer, president and chief financial officer. Mr. Cain earned a B.S. degree from LeTourneau College and a M.B.A. degree from Indiana University.

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Jean L. Fourcroy, M.D., Ph.D., M.P.H. Dr. Fourcroy was elected a director in 2004. From 1988 to 2001, she was engaged as a Medical Officer with the U.S. Food and Drug Administration, or FDA. Since leaving the FDA, Dr. Fourcroy has been a consultant to the industry and a featured speaker and panel member in numerous meetings and symposia. Dr. Fourcroy is a member of the Board of Directors of the U.S. Anti-Doping Agency and is a Past President of the American Medical Women’s Association. Dr. Fourcroy is the recipient of a 1998 American Urological Association Presidential Citation Award, the 1999 Camille Mermod Award from the American Medical Women’s Association and an Outstanding Service Award from the American Society of Andrology in April 2000. Dr. Fourcroy received her M.D. from the Medical College of Pennsylvania and her Ph.D. from the University of California at San Francisco. Her surgery and urology residencies were completed at George Washington University Medical Center with Board Certification in Urology. She received her Masters in Public Heath from the Medical College of Wisconsin.

Nola E. Masterson. Ms. Masterson was elected a director in 2004 and became chair of the board in 2009. Since 1982, she has been the chief executive officer of Science Futures Inc., an investment and advisory firm. Ms. Masterson is currently Managing Member and General Partner of Science Futures LLC, I and II, which are venture capital funds invested in life science funds and companies. She is on the board of directors of Generex Biotechnology, Inc. (OTC BB: GNBT.OB), a Delaware corporation with headquarters in Toronto and a subsidiary in Worchester, Massachusetts. She serves on the audit committee, nominating committee and the compensation committee for Repros Therapeutics Inc. Ms. Masterson was the first biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch and is a co-founder of Sequenom, Inc., a genetic analysis company located in San Diego and Hamburg, Germany. Ms. Masterson is the Chair Emeritus of the Bay Bio Institute, a 501(c) 3 part of BayBio, which promotes science education, workforce development and best practices as well as entrepreneurs in the bioeconomy. Ms. Masterson began her business career at Ames Company, a division of Bayer and spent eight years at Millipore Corporation in sales and sales management. Ms. Masterson has 33 years of experience in the life science industry. She received her Masters in Biological Sciences from George Washington University and continued Ph.D. work at the University of Florida.

Jaye Thompson, Ph.D. Dr. Jaye Thompson was elected a director in 2009. Ms. Thompson has more than 20 years of experience in the clinical research industry. She is currently the Senior Vice President of Clinical Development and Regulatory Affairs with Opexa Therapeutics, Inc. Prior to joining Opexa, she was the Senior Vice President for Regulatory Affairs and Emerging Biotechnologies at inVentiv Clinical Solutions, LLC, a wholly-owned subsidiary of inVentiv Heatlh (NASDAQ: VTIV), a full-serve contract research organization. Prior to its acquisition by inVentiv in 2006, Dr. Thompson was President and Founder of SYNERGOS, Inc, a leading contract research organization based in The Woodlands, Texas. Dr. Thompson holds a Bachelor's degree in Applied Mathematics from Texas A&M University and an MS and a PhD in Biostatistics from the University of Texas Health Science Center in Houston. She was appointed to the Texas Emerging Technology Advisory Committee and has served on the Gulf Coast Regional Center of Innovation and Commercialization Executive Board, the MD Anderson Technology Review Committee and the BioHouston Associate Advisory Board.

Michael G. Wyllie, Ph.D., DSC. Dr. Michael Wyllie was elected a director in October 2011 by the other members of the Board following their decision to bring in additional members with appropriate experience. Dr. Wyllie has over 30 years of experience in senior management positions in the pharmaceutical industry. He is a director and founder of Global Pharma Consulting and is a graduate of the University of Aberdeen. While Director of Biology at Pfizer, he was involved in the discovery, development, regulatory filing and marketing of eight major pharmaceutical products including doxazosin (Cardura), darifenacin (Enablex) and sildenafil (Viagra). Subsequently, Dr. Wyllie has been involved in founding several start-up companies and the successful listing of four of these on the London Stock Market. He is founder and Chief Scientific Officer of Plethora Solutions, Plc, which has a product, PSD502, undergoing regulatory review in the EU for premature ejaculation. He is Chairman of Glycomar Ltd, the Oban-based marine biotechnology company and a member of the Clinical Trials Committee for the International Consultation in Sexual Medicine.

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The board of directors recommends that stockholders vote “FOR” the election of each of the above-named nominees, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

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EXECUTIVE OFFICERS

Set forth below is certain information concerning our executive officers, including the business experience of each during the past five years.

Name	Age	Position

Joseph S. Podolski	64	President, Chief Executive Officer and Director

Katherine A. Anderson, C.P.A	54	Chief Financial Officer and Secretary

Ronald Wiehle, Ph.D	63	Vice President, Research and Development

Information pertaining to Mr. Podolski may be found in the “Proposal Number 1-Election of Directors – Nominees for Election as Directors.”

Ronald Wiehle, Ph.D. Dr. Wiehle originally joined us in 1996 and now serves as the Vice President, Research and Development. Previously, he worked as an Assistant Biochemist at the IIT Research Institute in Chicago on animal models of human cancer. He has over 30 years of experience in biomedical sciences which includes projects involving male and female reproductive biology, cancer biology, virology and cell biology. Previously, Dr. Wiehle served as the lead scientist for all of the company's hormonally-based programs and was instrumental in the licensing of a series of SPRMs from the National Institute of Health. Dr. Wiehle received a B.S., in Chemistry, from the University of Illinois at Chicago. Dr. Wiehle earned his Ph.D. in Biochemistry from The University of Louisville School of Medicine/Health Science focusing on hormone receptors in human breast cancer. He earned a post doctoral award under a Sonderesforshungsgemeinshaft (SFG) at the Institut fuer Molekularbiologie und Tumorforshung (IMT) of the Phillips University in Marburg, Germany to study the use of recombinant retrovial vectors to transform mammalian cells. He has held faculty positions at the James Graham Brown Cancer Center/University of Louisville and the Department of Obstetrics & Gynecology at the Baylor College of Medicine. He has been awarded research grants by the NIH and local and national clinical/scientific organizations. He has authored more than 25 publications and has delivered invited lectures.

Katherine A. Anderson, C.P.A. Ms. Anderson originally joined us in 2002 as an independent contractor controller and, effective October, 2009, assumed the additional position of Chief Accounting Officer. She has been Chief Financial Officer since August, 2011. Ms. Anderson is a certified public accountant with 29 years of experience in accounting and finance. Ms. Anderson earned a B.S. degree in accounting from The University of Houston.

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corporate governance

Board Meetings

Our operations are managed under the broad supervision of the board of directors, which has ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies. The positions of chair of the board of directors and the chief executive officer of the Company are currently held by different individuals, Nola E. Masterson and Joseph Podolski, respectively. The Company believes that this structure provides the Company with the appropriate level of risk oversight. Our board of directors is currently comprised of a majority of independent directors. The board of directors has determined that current directors, Drs. Fourcroy, Thompson and Wyllie, Mr. Cain and Ms. Masterson, are “independent” as independence is defined under the listing standards for The NASDAQ Stock Market. The board based these determinations primarily on a review of the responses our directors provided to questions regarding employment and compensation history, affiliations and family and other relationships. During 2011, the board of directors convened on three occasions. All directors attended 100% of the meetings held by the board and any committee of the board on which he or she served during his or her tenure in 2011. Our current policy is to have our directors attend our annual meeting of stockholders. All of our directors attended our 2011 annual meeting of stockholders.

Board Committees

Pursuant to delegated authority, various board functions are discharged by the standing committees of the board. The board of directors has appointed three principal standing committees: the compensation and option committee, the nominating and corporate governance committee and the audit committee. Copies of the audit committee charter, the compensation and option committee charter and the nominating and corporate governance committee charter are available in the Corporate Governance section of our web site at http://www.reprosrx.com. The current members of the committees are identified in the following table:

Director	Audit	Compensation and Option	Nominating and Corporate Governance

Daniel F. Cain	√ (Chair)	√	√
Jean L. Fourcroy, M.D., Ph.D., M.P.H.			√
Nola E. Masterson	√	√(Chair)	√
Jaye Thompson, Ph.D.	√	√
Michael G. Wyllie, Ph.D., DSC.			√(Chair)

Audit Committee. The audit committee, which is currently comprised of Mr. Cain, as chair, Ms. Masterson and Dr. Thompson, provides assistance to the board of directors in fulfilling its responsibilities relating to corporate accounting and reporting practices, recommends to the board of directors the engagement by us of our independent public accountants, approves services performed by our independent public accountants, including fee arrangements and the range of audit and non-audit services, maintains a direct line of communication between the board of directors and our independent public accountants and performs such other functions as may be prescribed with respect to audit committees under applicable rules, regulations and policies of The NASDAQ Stock Market. The audit committee also evaluates our system of internal controls, the internal audit function and other related areas. The audit committee holds a private executive session with our independent auditors following every audit committee meeting. This executive session excludes management. The audit committee meets quarterly and convened four times in 2011.

As required by The NASDAQ Stock Market and Securities and Exchange Commission, or SEC, rules regarding audit committees, the board of directors has reviewed the qualifications of its audit committee and has determined that none of the current members of the audit committee have a relationship with us that might interfere with the exercise of their independence from us or management and has determined that each member of the audit committee is independent, as independence is defined in the listing standards for The NASDAQ Stock Market. The board of directors has determined that Mr. Cain, chair of the audit committee, is an audit committee financial expert as described in Item 401(h) of Regulation S-K.

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Compensation and Option Committee. The compensation and option committee, which is currently comprised of Ms. Masterson, as chair, Mr. Cain and Dr. Thompson, establishes the compensation for our president and chief executive officer (and formerly our vice president, business development and chief financial officer), including applicable bonus milestones and equity/option grants. The committee also may be involved or may approve, depending on the availability of the board of directors, grants of awards to other employees, may determine the terms and conditions provided for in each option grant and may, as requested by our president and chief executive officer, review and recommend to the board of directors the amount of compensation to be paid to our officers. The compensation committee generally convenes on an as needed basis. The compensation and option committee met four times in 2011. The board of directors has determined that each member of the compensation and option committee is independent, as independence is defined in the listing standards for The NASDAQ Stock Market.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is currently comprised of Dr. Wyllie, as chair, Dr. Fourcroy, Mr. Cain and Ms. Masterson. Ms. Masterson chaired the committee during most of 2011 until she appointed Dr. Wyllie as chair following his election to the board of directors in October 2011. The nominating and corporate governance committee investigates and makes recommendations to the board with respect to qualified candidates to be nominated for election to the board and reviews and makes recommendations to the board of directors with regard to candidates for directors nominated by stockholders in accordance with our bylaws. This committee also investigates and makes recommendations to the board with regard to all matters of corporate governance, including the structure, operation and evaluation of the board and its committees. The nominating and corporate governance committee met once during 2011. The board of directors has determined that each current member of the nominating and corporate governance committee is independent, as independence is defined in the listing standards for The NASDAQ Stock Market.

Executive Sessions of the Board of Directors. Our policy is to have non-management directors meet regularly in executive sessions following each of our regularly scheduled meetings of the board of directors in a calendar year. A non-management director is any director who is not an employee and does not include any director who is not independent as determined by the board of directors. Non-management directors presently consist of all current directors except Mr. Podolski. The non-management directors met a total of three times during calendar year 2011.

Communications with Directors. Our security holders and other interested parties may communicate with any of our directors (including any presiding director or the non-management directors as a group) by mail to our Secretary, Repros Therapeutics Inc., 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380. Such communications should specify the intended recipient or recipients. All such communications, other than commercial solicitations or communications will be forwarded to the appropriate director or directors.

Stockholder Nominations. The nominating and corporate governance committee will consider stockholder proposals for director nominees. In order to nominate a director at the annual meeting, a stockholder must follow the procedures set forth in Section 2.12 of our bylaws (available on our web site at http://www.reprosrx.com). In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time the stockholder gives notice of its recommendation and the stockholder must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered to our principal executive offices no less than 50 days nor more than 75 days prior to the date of the annual or special meeting at which directors are to be elected; provided, that if the date of the annual or special meeting was not publicly announced more than 65 days prior to the annual or special meeting, such notice by the stockholder will be timely if delivered to the Secretary no later than the close of business on the 15th day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

The stockholder notice must set forth the following:

1. As to each person the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, or the Exchange Act;

2. The written consent to serve as a director if elected by each person nominated;

3. Name and address of the stockholder as they appear on our books; and

4. The class and number of shares of common stock beneficially owned by such stockholder.

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In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

Nominating and Corporate Governance Committee Nominations. The nominating and corporate governance committee selects each nominee based on the nominee’s skills, achievements and experience. The Company seeks directors who represent a diversity of backgrounds and experiences and believes that such diversity will enhance the quality of the board’s deliberations and decisions. In selecting candidates, the following will be considered, among other things: knowledge, experience and skills in areas critical to understanding us and our business (including financial expertise); personal characteristics, such as integrity and judgment; and candidates’ commitments to the boards of other companies. Specifically, due to the Company’s significant interest in female health, the Company has made a concerted effort to locate and attract women who have appropriate backgrounds and experience to serve on the board. As part of its periodic self-assessment process, the board determines the diversity of specific skills and characteristics necessary for the optimal functioning of the board.

When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders or others. While the committee has authority under its charter to retain a search firm for this purpose, no such firm was utilized in 2011. After conducting an initial evaluation of a potential candidate, the committee will interview that candidate if it believes such candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the full board of directors that candidate’s election. All of our current directors have been nominated for election at this annual meeting.

Code of Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for directors, officers and employees and a Code of Ethics for Senior Financial Officers, which are available on the Corporate Governance section of our website at http://www.reprosrx.com. If any substantive amendments are made to either code, the nature of such amendment will be disclosed on our website. In addition, if a waiver from either code is granted to an executive officer, director or principal accounting officer, the nature of such waiver will be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

All members of the compensation and option committee are independent directors and none of them are present or past employees or officers of ours. No member of the compensation and option committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity which has one of their executive officers who served on our board or compensation and option committee.

The Board's Role in Risk Oversight

The board of directors’ role in the Company’s risk oversight process includes regular discussions and meetings with members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. In addition, several members of the Company’s board are actively involved in several key areas of risk to the Company, namely, regulatory strategy and interactions with the U.S. Food and Drug Administration and financing matters. Due to the relatively small size of the board and the centralized management at the Company, senior management is able to frequently interact with the full board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee). This structure enables the board and its Committees to be heavily involved in the risk oversight role.

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AUDIT COMMITTEE REPORT

The audit committee is currently comprised of three directors who are independent, as defined by the standards of The NASDAQ Stock Market. The audit committee assists the board in overseeing matters relating to our accounting and financial reporting practices, the adequacy of our internal controls and the quality and integrity of our financial statements. In March 2004, the audit committee adopted, and the board of directors ratified, an audit committee charter, a copy of which is available on our web site at www.reprosrx.com in the Corporate Governance section.

The audit committee met four times during the year ended December 31, 2011. The audit committee reviewed with management and the independent auditors the interim financial information included in our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2011 prior to their being filed with the SEC and reviewed in a meeting held in 2012 the financial information for the fiscal quarter and year ended December 31, 2011, as filed with our Form 10-K for the year ended December 31, 2011.

The independent auditors provided the audit committee with a written statement describing all the relationships between us and our auditors that might bear on the auditors’ independence consistent with Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). The audit committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The audit committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

With and without management present, the audit committee discussed and reviewed the results of the independent auditors’ examination of our December 31, 2011 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating significant accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The audit committee reviewed our audited financial statements as of and for the year ended December 31, 2011, and discussed them with management and the independent auditors. Based on such review and discussions, the audit committee recommended to the board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

The foregoing report is given by the members of the audit committee:

Dr. Jaye Thompson

Nola E. Masterson

Daniel F. Cain, Chair

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, or Securities Act, or the Exchange Act, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

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Compensation and Option Committee Report

The compensation and option committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2011 with management, and based on such reviews and discussions, the compensation and option committee recommended to the board, and the board has approved, that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

The foregoing report is given by the following members of the compensation and option committee:

Nola E. Masterson, Chair

Jaye Thompson, Ph.D.
Daniel F. Cain

The report of the compensation and option committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

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Compensation Discussion and Analysis

 Philosophy

We have designed our compensation programs to attract and retain key employees, motivate all of our employees to be productive and reward our employees, officers and directors for exceptional performance.  We have implemented different types of compensation programs to motivate performance both in the short-term and in the long-term, with the ultimate goal of long-term increased value for our stockholders.

We believe that our executive compensation programs are essential to our ultimate success and also impact the environment of compensation for all employees.  Executive compensation programs set the general level of expectations for us and also demonstrate the types of goals we expect all employees to reach.

In setting executive compensation, we first determine the goals that will ultimately make the Company successful.  Generally, for the past three years, our success has been dependent upon two key factors:

•	the successful continued clinical development of our two products, Proellex® and Androxal®; and

•	our ability to raise capital to allow us to continue such development.

Because these are goals that are best measured over the long term, we believe that the most effective means of motivating our executives is by providing compensation that will reward long-term success with competitive short-term compensation being used to retain our key executives.  We have utilized traditional long-term compensation programs, namely, stock option programs, to effectuate these goals.

Overview of Compensation and Process

Our compensation programs consist of the following:

•	Base cash salary;

•	Cash bonuses;

•	Equity incentives; and

•	General employee benefits available to all employees (simple IRA matching program, life and health insurance).

The compensation and option committee is responsible for determining the compensation for our chief executive officer (Mr. Podolski), reviewing the proposed compensation of other senior management persons and key employees and for administering our incentive plans under which grants may be made to all of our employees as well as directors. This includes establishing performance based milestones for purposes of our chief executive officer’s bonus compensation. The committee also determines whether any potential bonus was earned by our chief executive officer, how any potential bonus will be paid and reviews and approves the proposed bonus payments for all other officers and key employees.

In determining the level and composition of compensation of our chief executive, the compensation and option committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Because we are developing technologies and have no currently approved drugs, the use of certain traditional performance standards (e.g., profitability and return on equity) is not appropriate in evaluating his performance. In addition, the committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability.  The chief executive officer usually establishes the level of compensation of the other officers in the Company, such as Dr. Ronald Wiehle and Katherine A. Anderson, and the compensation and option committee customarily meets with our chief executive officer concerning their compensation and makes its final determination of the appropriate compensation amounts for each of them.

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Due to the time consuming and extensive clinical trials necessary for approval of our drug candidates by the FDA and the setbacks that are encountered from time to time during this process, including such setbacks as the full clinical hold placed on Proellex® during 2009 which was lifted to a partial clinical hold in 2010, we have from time to time experienced significant difficulty in raising the capital needed on satisfactory terms. As a result, conservation of our limited cash is paramount. This has impacted the Company’s philosophy on compensating our executive officers and other employees, from the salary reduction program that we commenced in August 2009, which terminated on December 31, 2011, and to the decision to award equity awards in February 2011 to the Company’s employees for services in calendar year 2010 instead of cash bonuses.

In line with that philosophy, the compensation and option committee adopted the 2011 Equity Incentive Plan in early 2011 on behalf of the board of directors in order to provide a more comprehensive equity incentive program for the employees, directors and consultants of the Company. Such 2011 Equity Incentive Plan provides a variety of equity based compensation incentives such as stock appreciation rights, performance based stock awards, incentive and non-qualified stock options, restricted stock and restricted stock units and other awards that will provide the compensation and option committee with more responsive methods of rewarding and incentivizing management as the Company progresses.  Such 2011 Equity Incentive Plan also operates to simplify the Company’s equity compensation structure by combining all prior and pending equity plans into one comprehensive plan.

Section 162(m) of the Internal Revenue Code of 1986, or the Code, places a $1 million annual cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations.  Amounts that qualify as “performance based” compensation under Section 162(m)(4) of the Code are exempt from the cap and do not count toward the $1 million limit.  Generally, stock options will qualify as performance based compensation.  The committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on us in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

The Company does not believe that its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

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SUMMARY COMPENSATION TABLE

The following table presents summary information, for the year ended December 31, 2011, regarding the compensation of each of our current officers: Joseph S. Podolski, our Chief Executive Officer, Ronald Wiehle, Ph.D., our Vice President, Research and Development, and Katherine A. Anderson, our Chief Financial Officer and Secretary.   We have entered into employment agreements with Mr. Podolski and Ms. Anderson.   The material terms of those agreements are described below.

Based on the summary compensation information provided below, “Salary” accounted for approximately 38% of the total compensation paid to the named executive officers for 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total

Joseph S. Podolski	2011	$326,476	—	—	$751,471	—	—	$28,288	(2)	$1,106,235
President & CEO	2010	$217,651	—	—	$222,205	—	—	$16,697	(3)	$456,553
	2009	$353,682	—	—	$251,947	—	—	$29,995	(4)	$635,624

Ronald Wiehle, Ph.D.	2011	$165,000	—	—	$137,774	—	—	$27,320	(5)	$330,094
VP, R&D	2010	$110,000	—	—	$92,064	—	—	$19,795	(6)	$221,859
	2009	$134,063	—	—	$116,444	—	—	$21,718	(7)	$272,225

Katherine A. Anderson	2011	$184,405	—	—	$144,908	—	—	$6,557	(8)	$335,870
CFO and Secretary	2010	$112,875	—	—	$6,121	—	—	—		$118,996
	2009	$111,370	—	—	—	—	—	—		$111,370

1) Based on the assumptions set forth in Note 2 to our Notes to Condensed Consolidated Financial Statements set forth in our annual report on Form 10-K for the year ended December 31, 2011 related to calculation of value of stock based compensation.

2) This amount is comprised of $18,494 paid by us on behalf of Mr. Podolski for health benefits, $9,794 in contributions made by us on behalf of Mr. Podolski in a simple IRA.

3) This amount is comprised of $14,521 paid by us on behalf of Mr. Podolski for health benefits, $2,176 in contributions made by us on behalf of Mr. Podolski in a simple IRA.

4) This amount is comprised of $16,909 paid by us on behalf of Mr. Podolski for health benefits, $9,336 in contributions made by us on behalf of Mr. Podolski in a simple IRA and $3,750 for a car allowance, which allowance was discontinued in 2009.

5) This amount is comprised of $22,782 paid by us on behalf of Dr. Wiehle for health benefits and $4,538 in contributions made by us on behalf of Dr. Wiehle in a simple IRA.

6) This amount is comprised of $18,850 paid by us on behalf of Dr. Wiehle for health benefits and $945 in contributions made by us on behalf of Dr. Wiehle in a simple IRA.

7) This amount is comprised of $18,384 paid by us on behalf of Dr. Wiehle for health benefits and $3,334 in contributions made by us on behalf of Dr. Wiehle in a simple IRA.

8) This amount is comprised of $4,307 paid by us on behalf of Ms. Anderson for health benefits and $2,250 in contributions made by us on behalf of Ms. Anderson in a simple IRA.

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Base Salary

Salaries are provided to employees as compensation for basic services to the Company and to meet the objective of attracting and retaining talent.  The board of directors initially approves the hiring and promotion of any of our executive officers, including their compensation and option package.  Compensation for Mr. Podolski is normally reviewed on an annual basis by the compensation and option committee.  The compensation for Dr. Wiehle and Ms. Anderson will be determined by our chief executive officer, and the compensation and option committee will meet with our chief executive officer concerning their compensation and will make its final determination of the appropriate compensation amounts for each of them.

 We have employment agreements with Mr. Podolski and Ms. Anderson, which provide for current annual salaries of $435,301 and $225,000, respectively.  The current annual salary for Dr. Wiehle has been set at $165,000. The employment agreement for Mr. Podolski provides that we will pay an annual incentive bonus as may be approved by the board of directors (which has been delegated to the compensation and option committee) in an amount not in excess of 35% of base salary.  Each of our executive officers is entitled to participate in all employee benefit plans that we sponsor.  All of our employment agreements provide that base compensation is subject to review or reconsideration at least annually.

Commencing in August 2009, all of the Company’s salaried employees, including all executive officers, agreed to a temporary 50% reduction in their salary, in order to conserve the Company’s cash position and provide more working capital to apply toward the Company’s creditors.  Subsequently, in an effort to retain our current employees, the board of directors approved issuing stock options to each affected employee in an amount equal to the amount of salary waived, divided by the price of the Company’s common stock on the date of approval by the board.  Such options vest over a twelve month period, based on continuing employment and are exercisable at the closing price of the Company’s common stock on the date of board approval. As a result of the Company successfully raising additional funding, all employees, other than Mr. Podolski, returned to their normal full salary on January 1, 2011 and Mr. Podolski was revised to a 25% reduction until December 31, 2011, which is the date on which the salary reduction plan was terminated.

When establishing or reviewing base compensation levels for Mr. Podolski, the compensation and option committee, in accordance with its general compensation policy, considers or considered, as applicable, numerous factors, including:

•	the responsibilities relevant to the position;

•	the qualifications of the executive and the relevant experience of the particular individual;

•	strategic goals for which the executive has responsibility; and

•	general compensation surveys and data available in the industry.

No pre-determined weights are given to any one of such factors.

Bonus

The Company awards bonuses in order to align employees’ goals with the Company’s objectives.  In 2011, Mr. Podolski was eligible to receive, upon the decision of the compensation and option committee, a cash bonus and grant awards under our incentive plans depending on the extent to which certain defined personal and corporate performance goals were achieved.  Mr. Podolski has a maximum bonus target percentage specified in his employment contract (35% of base salary).  Each year, the compensation and option committee meets with Mr. Podolski to establish suitable incentive milestones for him according to our needs and his particular job responsibilities. For calendar year 2011, the compensation and option committee established applicable value weights or percentages for each particular milestone, for purposes of earning his bonus target. The compensation and option committee usually meets promptly after the end of the calendar year to review the performance of Mr. Podolski and make a recommendation as to the achievement of such milestone targets. For 2011, the committee determined, with Mr. Podolski’s input, to not pay any cash bonuses to him or any senior management due to the additional option grants that were made during the year and the resumption of paying him and all other employees full salary.

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Perquisites

We generally do not grant perquisites as compensation to our officers or employees; however, for periods prior to August 15, 2009, we provided $6,000 per year to our chief executive officer as a car allowance.  We match employee contributions to a simple IRA on a dollar for dollar basis up to 3% of salary and bonus after one year of continued employment with the Company.  These contributions are available to all employees.  We provide health, dental and life insurance benefits to all of our employees.  These benefits are provided to attract and retain talent.

Stock Option and Equity Compensation

All of our employees, including executive officers, are eligible to receive long-term stock-based incentive awards under our 2011 Equity Incentive Plan as a means of providing such individuals with a continuing proprietary interest.  We believe that such grants further the mutuality of interest between our employees and our stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance.  Our stock option plan enhances our ability to attract and retain the services of qualified individuals.  We consider this plan to be the primary means of providing long-term equity compensation to our employees and officers.  The compensation and option committee, which acts as administrator of this plan, considers several factors in determining whether such awards are granted to an executive officer, including the following:

•	the executive officer's position and his or her performance and responsibilities;

•	the amount of stock options, if any, currently held by the officer;

•	the vesting schedules of any such options;

•	the executive officer’s other compensation; and

•	similar equity percentages of peer companies.

While the compensation and option committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying vesting to particular corporate or personal milestones, particularly milestones related to the two key factors mentioned under “Compensation Discussion and Analysis – Philosophy” above: drug development and fund raising.

During 2011, we granted options to purchase 1,252,845 shares to all of our employees and officers, which represented 10% of our outstanding common stock and, of such amount, we granted options to purchase 702,845 shares to our executive officers, representing 56% of the total number of shares granted to our employees and officers.

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GRANTS OF PLAN-BASED AWARDS

The following table presents each grant of stock options in 2011 to the individuals named in the summary compensation table.  There were no estimated future payouts to report under either non-equity or equity incentive plan awards:

Name	Grant Date	All Other Stock Awards: No. of Shares of Stock or Units	All Other Option Awards: No. of Securities Underlying Options	Exercise or Base Price of Option Awards	Closing Price of Stock on Grant Date	Grant Date Fair Value of Option Awards(1)

Joseph S. Podolski,	2/28/11	—	300,000	$4.50	$4.50	$1,377,000
President & CEO	3/16/11	—	5,085	$5.35	$5.35	$20,493
	6/1/11	—	4,823	$5.64	$5.64	$20,305
	6/1/11	—	100,000	$5.64	$5.64	$421,000
	9/30/11	—	7,293	$3.73	$3.73	$20,275
	12/31/11	—	5,644	$4.82	$4.82	$19,302

Ronald Wiehle, Ph.D., VP R&D	2/28/11	—	100,000	$4.50	$4.50	$459,000

Katherine A. Anderson,	2/28/11	—	50,000	$4.50	$4.50	$229,500
Chief Financial Officer and	6/1/11	—	5,000	$5.64	$5.64	$21,050
Secretary	8/1/11	—	125,000	$5.60	$5.60	$548,750

(1) Based on the assumptions set forth in Note 2 to our Notes to Condensed Consolidated Financial Statements set forth in our annual report on Form 10-K for the year ended December 31, 2011 related to calculation of value of stock-based compensation.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information about unexercised options that were held by each of the individuals listed in the summary compensation table as of December 31, 2011.  None of the individuals listed in the summary compensation table hold any stock awards.

	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Joseph S. Podolski,	12,500		—		—	$17.36	03/20/12
President & CEO	—		56,250	(1)	—	$17.36	03/20/12
	53,576		—		—	$10.88	03/29/14
	11,712	(2)	—		—	$10.88	03/29/14
	12,500		—		—	$49.04	01/08/17
	11.462		1,038	(3)	—	$35.20	02/18/19
	21,740		—		—	$2.92	12/02/19
	16,589		—		—	$3.28	02/04/20
	11,479		—		—	$3.16	05/03/20
	26,672		—		—	$1.36	07/02/20
	15,114		—		—	$2.40	08/25/20
	27,274		—		—	$1.33	10/28/20
	26,478		—		—	$1.37	12/20/20
	75,000		225,000	(4)	—	$4.50	02/28/21
	3,813		1,272	(5)	—	$5.35	03/16/21
	2,412		2,411	(6)	—	$5.64	06/01/21
	30,000		70,000	(7)	—	$5.64	06/01/21
	1,824		5,469	(8)	—	$3.73	09/30/21
	—		5,644	(9)	—	$4.82	12/30/21

Ronald Wiehle, Ph.D.,	32,620		—		—	$10.88	03/29/14
VP, R&D	5,000		—		—	$48.96	01/04/17
	5,000		—		—	$42.60	06/06/18
	8,240		—			$2.92	12/02/19
	6,288		—		—	$3.28	02/04/20
	4,351		—		—	$3.16	05/03/20
	5,055		—		—	$1.36	07/02/20
	2,864		—		—	$2.40	08/25/20
	5,169		—		—	$1.33	10/28/20
	5,018		—		—	$1.37	12/20/20
	24,999		75,001	(10)	—	$4.50	02/28/21

Katherine A. Anderson	5,831		4,169	(11)	—	$3.12	03/15/20
Chief Financial Officer	12,501		37,499	(12)	—	$4.50	02/28/21
and Secretary	2,502		2,498	(13)	—	$5.64	06/01/21
	10,417		114,583	(14)	—	$5.60	08/01/21

(1) All of the shares under this option vested in March 2012.

(2) Pursuant to these performance-based option awards, Mr. Podolski was originally awarded options to purchase 14,640 shares of our common stock.  As a result of earning some but not all of the milestones under these awards, Mr. Podolski vested in 11,712 shares and the remainder under each award expired.

(3) The shares underlying this option vest in equal quarterly installments over a three year period.  The first installment of 1,042 shares vested on May 18, 2009 and the remainder vests quarterly thereafter.

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(4) The shares underlying this option vest in equal quarterly installments over a three year period.  The first installment of 25,000 shares vested on May 28, 2011 and the remainder vests quarterly thereafter.

(5) The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 1,271 shares vested on June 16, 2011 and the remainder vests quarterly thereafter.

(6) The shares underlying this option vest in equal monthly installments over a one year period.  The first installment of 402 shares vested on July 1, 2011 and the remainder vests monthly thereafter.

(7) The shares underlying this option vest based on certain performance milestone achievements.

(8) The shares underlying this option vest in equal monthly installments over a one year period.  The first installment of 608 shares vested on October 30, 2011 and the remainder vests monthly thereafter.

(9) The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 1,411 shares vested on March 30, 2012 and the remainder vests quarterly thereafter.

(10) The shares underlying this option vest in equal quarterly installments over a three year period.  The first installment of 8,333 shares vested on May 28, 2011 and the remainder vests quarterly thereafter.

(11) The shares underlying this option vest in equal quarterly installments over a three year period.  The first installment of 833 shares vested on June 15, 2010 and the remainder vests quarterly thereafter.

(12) The shares underlying this option vest in equal quarterly installments over a three year period.  The first installment of 4,167 shares vested on May 28, 2011 and the remainder vests quarterly thereafter.

(13) The shares underlying this option vest in equal monthly installments over a one year period.  The first installment of 417 shares vested on July 1, 2011 and the remainder vests monthly thereafter.

(14) The shares underlying this option vest in equal quarterly installments over a three year period.  The first installment of 10,417 shares vested on November 1, 2011 and the remainder vests quarterly thereafter.

Options Exercised and Stock Vested

None of our named executive officers exercised any of their exercisable options during fiscal 2011 nor did any of our named executive officers receive or vest in any stock awards during fiscal 2011.

Post-Employment Compensation

Mr. Podolski’s employment agreement provides for a fixed term of employment until May 31, 2014, with the result that his compensation and benefits will be paid through such date if he is terminated without cause prior thereto. Any unvested options held by Mr. Podolski will also become fully exercisable in the event he is terminated without cause and he will be entitled to a 2 year period post termination of employment in which to exercise all options regardless of the reason from termination (unless due to cause).

In addition, Mr. Podolski’s employment agreement provides that he is entitled to severance payments in the event he is terminated without cause or resigns for good reason within 12 months following a change of control.  The specific amount of these payments has been revised during March of 2010, when the Fourth Amendment to Mr. Podolski’s employment agreement was adopted.  Under his amended agreement, Mr. Podolski is entitled to a cash lump sum payment equal to the present value of the aggregate amount of payments set forth below, in which the present value is determined as of the closing date of the change of control transaction (as if he was terminated or had resigned on such date and without reduction for any salary waiver then in effect).  Mr. Podolski has agreed to defer payment of such amount, and in lieu of such lump sum payment, he will receive the payments listed in the following table.  All of the payments listed below, other than the first payment made at the closing of a change of control, would be made out of an irrevocable Rabbi Trust which would be funded by us immediately prior to the closing of a change of control transaction:

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Amount of payment	Payment due date
Current annual base salary	On the closing of the change of control transaction

50% of base salary	1st anniversary after closing
50% of base salary	2nd anniversary after closing
50% of base salary	3rd anniversary after closing
50% of base salary	4th anniversary after closing
50% of base salary	5th anniversary after closing
35% of base salary	6th anniversary after closing

Ms. Anderson’s employment agreement expires in August 2012 with automatic annual renewals unless otherwise terminated by either party. If terminated for reasons other than cause or if Ms. Anderson resigns for good reason, Ms. Anderson is entitled to salary and certain employment benefits for 6 months following termination.

For purposes of the previous descriptions, the term “cause” means: (i) the conviction of such officer by a court of competent jurisdiction of a crime involving moral turpitude; (ii) the commission, or attempted commission, on us by such officer of an act of fraud; (iii) the misappropriation, or attempted misappropriation, by such officer of any of our funds or property; (iv) the continued and unreasonable failure by such officer to perform in any material respect his or her obligations under the terms of his or her employment agreement; (v) the knowing engagement by such officer, without the written approval of the board of directors, in any direct, material conflict of interest without compliance with our conflict of interest policy; (vi) the knowing engagement by such officer, without the written approval of the board of directors, in any activity which competes with our business or which would result in a material injury to us; or (vii) the knowing engagement by such officer in any activity that would constitute a material violation of the provisions of our insider trading policy or business ethics policy then in effect.  The term “good reason” as used hereunder means a material diminution in the title, powers, duties, responsibilities or functions of such officer within one year following the occurrence of a change of control.

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DIRECTOR COMPENSATION

The following table presents summary information for the year ended December 31, 2011 regarding the compensation of the non-employee members of our board of directors.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Daniel F. Cain	$32,500	—	$195,850	—	—	—	$228,350

Jaye Thompson	$28,000	—	$195,850	—	—	—	$223,850

Jean L. Fourcroy	$16,500	—	$195,850	—	—	—	$212,350

Nola Masterson	$55,496	—	$195,850	—	—	—	$251,346

Michael Wyllie	$3,675	—	$138,800	—	—	—	$142,475

(1) Except as otherwise indicated, all of the amounts in this column reflect cash fees paid to or earned by our non-employee directors for attending board or committee meetings during fiscal 2011.

(2) The amounts set forth in this column reflect the value attributed to the option awards granted to our non-employee directors during 2011. On February 28, 2011, all of our then-non-employee directors, which included Mr. Cain, Dr. Fourcroy, Ms. Masterson and Dr. Thompson received a grant of an option to purchase 40,000 shares of our common stock. Additionally, at our annual meeting held on June 1, 2011, all of our then-non-employee directors, which included Mr. Cain, Dr. Fourcroy, Ms. Masterson and Dr. Thompson received a grant of an option to purchase 5,000 shares of our common stock.  Dr. Wyllie was awarded an option in October 2011 to purchase 40,000 shares of common stock in connection with his election to the board of directors.  The following table reflects the aggregate number of outstanding options (including unexercisable options) held by our current non-employee directors as of December 31, 2011:

Director	Number of shares underlying outstanding options

Daniel F. Cain	70,000

Jaye Thompson	56,250

Jean L. Fourcroy	70,000

Nola Masterson	70,500

Michael Wyllie	40,000

Overview of Compensation and Procedures

We periodically review the level of compensation paid to our non-employee directors.  In determining the level of compensation for our non-employee directors, we have obtained data from a number of different sources, including:

•	Publicly available peer group information; and

•	Independent private surveys of non-executive director compensation in the biotechnology community.

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Employee directors do not receive additional compensation for service on the board of directors or its committees.  We reimburse each non-employee director for travel expenses incurred in connection with attendance at board meetings.  Each non-employee director is paid a $10,000 annual retainer for service on the board, payable quarterly in advance.  For regular board and committee meetings attended in person or telephonically, non-employee directors currently receive $2,000 per meeting in cash.  Chairs of committees receive $3,000 per meeting.  Non-regular meetings are compensated at the rate of $250 per hour with a minimum compensation of two hours per meeting.  Employee directors and non-employee directors are eligible to participate in the 2011 Equity Incentive Plan.

Our policies regarding granting awards under the 2011 Equity Incentive Plan are as follows: (i) each non-employee director who is first elected to the board is entitled to receive an option to purchase 40,000 shares of common stock on the date on which he or she first becomes a non-employee director, vesting quarterly over three (3) years, and (ii) each non-employee director in office immediately after each subsequent annual meeting of stockholders will receive an option to purchase 5,000 shares of common stock, vesting over twelve (12) months, effective on such date. Additionally under the director plan, the chair of the board (if a non-employee) who is first elected to the board is entitled to receive an option to purchase 2,500 shares of common stock on the date on which he or she first becomes chair, and the chair (if a non-employee) in office immediately after each subsequent annual meeting of stockholders will receive an option to purchase 2,500 shares of common stock effective on such date or, at the election of the chair, an annual $25,000 stipend paid monthly.

In February, 2011, the compensation and option committee reviewed the current level of equity ownership then held by its non-employee directors and determined that the level was inadequate to retain and recruit the best available persons as members of the Board of Directors. This was due in part to the reverse split of its outstanding common stock which occurred on October 14, 2010 and was reviewed in conjunction with a similar review made for all employees of the Company. Following this review, the committee awarded each non-employee member of the Board a new stock option for 40,000 shares, vesting immediately and approved the Company’s 2011 Equity Incentive Plan for recommendation to the Board of Directors of the Company, subject to approval by the stockholders of the Company. Options to purchase an aggregate of 220,000 shares of common stock were granted to non-employee directors during 2011, including the options referenced above.

During 2011, we paid an aggregate of $136,171 to our non-employee directors.

Certain Relationships and Related Transactions

The written charter of the Audit Committee sets forth the Company's policy that related-party transactions between the Company and management be approved by the Audit Committee. The Audit Committee considers whether to ratify or approve a related party transaction on a case-by-case basis, rather than pursuant to a written policy.

Section 16(a) Beneficial ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with in a timely manner.

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PROPOSAL NUMBER 2:
RATIFICATION AND APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has appointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform an integrated audit of our financial statements for the fiscal year ending December 31, 2012 and the effectiveness of our internal control over financial reporting as of December 31, 2012, subject to ratification by our stockholders. We anticipate that representatives of PricewaterhouseCoopers LLP will not be present at the annual meeting. However, we anticipate that representatives of PricewaterhouseCoopers LLP will be available telephonically and will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions from stockholders attending the annual meeting.

Fees Paid to Registered Independent Public Accounting Firm

The following table sets forth the aggregate fees billed to us by our registered independent public accounting firm, PricewaterhouseCoopers LLP, for fiscal years ended December 31, 2011 and 2010 respectively:

	2011	2010

Audit Fees	$227,150	$210,500
Audit Related Fees	-	-
Tax Fees	$5,000	$5,000
All Other Fees	-	-
Total Fees	$232,150	$215,500

Audit fees for 2011 included $22,900 for services related to our filing of the S-1 and $14,500 for services in connection with the S-3 prospectus supplement. Audit fees for 2010 included $18,000 for services related to our filing of the S-1 and $40,000 related to the S-3 a shelf registration statement and a proposed public offering in 2010. The services provided under the caption "Tax Fees" for 2011 and 2010 relate to certain compliance related services and tax advice to us. The audit committee considered whether the provision of the services related to the shelf registration statement and those reflected under "Tax Fees" above might have affected PricewaterhouseCoopers' independence with respect to their audit of our financial statements, and the audit committee believes that such services did not affect, and were compatible with, PricewaterhouseCoopers' independence.

Audit Committee Pre-Approval Policies and Procedures

The audit committee's policy provides that our independent registered public accounting firm, or the Audit Firm, may provide only those services pre-approved by the audit committee or its designated subcommittee. The audit committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the Audit Firm. To the extent practicable, at the same meeting the audit committee also reviews and approves a budget for each of such services. The term of any such pre-approval is for the period of the annual audit cycle, unless the audit committee specifically provides for a different period.

Services proposed to be provided by the Audit Firm that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the audit committee or its designated representative. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the audit committee or its designated representative.

All requests or applications for the Audit Firm to provide services to us must be submitted to the audit committee or its designated representative by the Audit Firm and the chief financial officer. It is our policy that if any of our employees or any representative of the Audit Firm becomes aware that any services are being, or have been, provided by the Audit Firm to us without the requisite pre-approval, such individual must immediately notify the chief financial officer, who must promptly notify the chair of the audit committee and appropriate members of senior management so that prompt action may be taken to the extent deemed necessary or advisable.

The audit committee may form and delegate to a subcommittee composed of one or more of its members, the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full audit committee no later than its next scheduled meeting. The audit committee may not delegate to management its responsibilities to pre-approve services performed by the Audit Firm.

The board of directors recommends that stockholders vote “FOR” ratification and approval of the appointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm for the fiscal year ended December 31, 2012, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

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PROPOSALS OF STOCKHOLDERS

Proposals of stockholders to be presented at the annual meeting of stockholders to be held in 2013 must be received at the office of our Secretary no later than December 16, 2012 in order to be included in our proxy statement and form of proxy relating to that meeting.

Pursuant to our bylaws, a stockholder that intends to present business at the 2013 annual meeting and has not submitted such proposal by the date set forth above must notify our Secretary by April 12, 2013. If such notice is received after April 12, 2013, then the notice will be considered untimely and we will not be required to present such business at the 2013 annual meeting.

All proposals must comply with applicable SEC regulations and our Restated Bylaws as amended from time to time.

FINANCIAL INFORMATION

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is being furnished with this proxy statement to stockholders of record on the record date. The Form 10-K does not constitute a part of this proxy statement or the proxy solicitation material.

By Order of the Board of Directors

/s/ Katherine A. Anderson

Katherine A. Anderson
Secretary

April 27, 2012
The Woodlands, Texas

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PROXY –REPROS THERAPEUTICS INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph S. Podolski and Katherine A. Anderson, or their designees, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, on June 13, 2012, at 9:00 a.m., Central Daylight Time, and any adjournments thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated below.

This proxy when signed and returned will be voted as directed, or if no direction is made, the proxy will be voted FOR the election of the nominees for director and FOR the ratification and approval of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm.

Please vote, sign, date and return this proxy card promptly using the enclosed envelope.

(Continued and to be voted on reverse side.)

REPROS THERAPEUTICS INC.

☐	Mark this box with an X if you have made changes to your name or address details above.

ANNUAL MEETING PROXY CARD

A. ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees:

	FOR	WITHHOLD
01 – Joseph S. Podolski	☐	☐
02 – Daniel F. Cain	☐	☐
03 – Jean L. Fourcroy, M.D., Ph.D., M.P.H.	☐	☐
04 – Nola Masterson, M.S.	☐	☐
05 – Jaye Thompson, Ph.D.	☐	☐
06 – Michael G. Wyllie, Ph.D., DSC.	☐	☐

B. PROPOSALS

The Board of Directors recommends a vote FOR the following proposals:

2. To ratify and approve the appointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm for our fiscal year ending December 31, 2012.

FOR	AGAINST	ABSTAIN
☐	☐	☐

C. AUTHORIZED SIGNATURES — SIGN HERE — THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)